FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2015

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Entry into a Material Definitive Agreement; Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

This Form 8-K is being filed to provide information with respect to the Telephone and Data Systems, Inc.(“TDS”) 2015 Officer Bonus Program (the “2015 Plan”), pursuant to paragraph (e) of Item 5.02 of Form 8-K:

The 2015 Plan was approved by the TDS Compensation Committee on August 7, 2015 and finalized and communicated to officers on August 10, 2015.  The 2015 Plan covers all TDS executive officers other than the President and CEO of TDS.

The plan provides that the President and CEO of TDS’ subsidiary, TDS Telecommunications Corporation (“TDS Telecom”), has the same company and individual performance weightings as the other TDS executive officers, provided that the company performance will be based on TDS Telecom’s performance rather than TDS’ consolidated performance.

The 2015 Plan provides that 70% of the bonus will be based on quantitative company performance and 30% will be based on individual performance.  The TDS consolidated company performance will be based on the following three metrics with the following weights:  consolidated operating revenue growth (40%); consolidated adjusted EBITDA (40%); and consolidated simple free cash flow (20%).

Notwithstanding any provision of the 2015 Plan to the contrary, a participating officer does not have a legally binding right to a bonus unless and until the bonus amount, if any, is paid and no bonus shall be paid unless the officer remains employed through the actual bonus payout date unless otherwise approved at the discretion of the Compensation Committee or President and CEO of TDS, as applicable.

The foregoing description is qualified by reference to the 2015 Plan which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	August 13, 2015

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President - Finance and Chief Accounting Officer
(principal financial officer and principal accounting officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
10.1	Telephone and Data Systems, Inc. 2015 Officer Bonus Program